EXHIBIT 10.1

Orion Energy Systems, Inc.

Non-Employee Director Compensation Plan

Updated June 14, 2012 (Effective April 1, 2012)

1. Annual cash retainer:	$40,000 (cash or stock)[1] ($10,000 paid quarterly)

2. Board meeting fee:	None

3. Committee meeting fee	None

4. Annual option grant:	$45,000 grant date fair market value[2]

5. Annual Chairman retainer:	$40,000 (cash or stock)[1]

6. Annual Lead Independent Director retainer:	$20,000 (cash or stock)[1]

7. Annual Audit Committee Chairman retainer:	$30,000 (cash or stock)[1]

8. Annual Compensation Committee Chair retainer:	$20,000 (cash or stock)[1]

9. Annual Governance Committee Chair retainer:	$10,000 (cash or stock) [1]

10. Reimburse out-of-pocket expenses:	Yes

11. New independent director award:	TBD cash or equity-based award (but potentially significant to attract highly-qualified additional independent directors)

[1]

Form of compensation to be chosen by each individual prior to each fiscal year. Number of shares to be issued on third business day after release of annual (or quarterly, in case of quarterly retainer payments) earnings announcement based on closing price on such date.

[2]	Annual option grant on third business day after annual earnings announcement with exercise price equal to closing sale price on such date – vest 1/3 each year.